SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2004

Centex Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

Registrant’s telephone number including area code: (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

Item 5. Other Events.

           On January 6, 2004 Centex Corporation announced that Laurence E. Hirsch, its Chief Executive Officer and Chairman of the Board, will retire from both positions effective March 31, 2004, and that Timothy R. Eller, its President and Chief Operating Officer, has been elected by its Board of Directors to succeed Mr. Hirsch. A copy of the Corporation’s press release is attached as Exhibit 99.1 hereto and incorporated by reference.

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated January 6, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION

By:	/s/ Raymond G. Smerge

Name: Raymond G. Smerge
Title: Executive Vice President, Chief Legal Officer and Secretary

Date: January 6, 2004.

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated January 6, 2004

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